REGISTRATION NO. 1-15401


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                     FORM 10



                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                       Pursuant to Section 12(b) or (g) of
                       the Securities Exchange Act of 1934



                            ENERGIZER HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MISSOURI                               43-1863181
       (STATE OF INCORPORATION)                    (I.R.S.EMPLOYER
                                                  IDENTIFICATION NO.)

             800 CHOUTEAU
           ST. LOUIS, MISSOURI                          63102
     (ADDRESS OF PRINCIPAL OFFICES)                  (ZIP CODE)

    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (314) 982-2970



        Securities to be registered pursuant to Section 12(b) of the Act:

       NAME OF EACH EXCHANGE ON WHICH               EACH CLASS IS TO BE
   TITLE OF EACH CLASS TO BE SO REGISTERED             REGISTERED
 ------------------------------------------        -------------------
     Common Stock, $.01 par value            New York Stock Exchange, Inc.
     Common Stock Purchase Rights            New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act: None

              II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item  15.     Financial  Statements  and  Exhibits.

Item 15(b) of Registrant's Amendment No. 3 to Form 10 is hereby amended as follows:

EXHIBIT  NO.                    DESCRIPTION
------------                    -----------

2.1     Agreement  and  Plan  of  Reorganization
2.2     Tax  Sharing  Agreement
2.3     Bridging  Agreement
2.4     Form  of  Aircraft  Joint  Ownership  Agreement
2.5     Lease  Agreement
2.6     Intellectual  Property  Agreement
3.1     Articles  of  Incorporation  of  Energizer  Holdings,  Inc.
3.2     Bylaws  of  Energizer  Holdings,  Inc.
4.1     Agreement between Energizer Holdings, Inc. and
        Continental  Stock  Transfer  &  Trust  Company,  as Rights Agent
10.1    Energizer  Holdings,  Inc.  Incentive  Stock  Plan
10.2    Energizer  Holdings,  Inc.  Non-Qualified  Deferred
        Compensation  Plan
10.3    Form  of  Change  of  Control  Employment  Agreements
10.4    Form  of  Indemnification  Agreements with Executive Officers and  Directors
10.5    Executive  Savings  Investment Plan
10.6    Executive  Health  Insurance  Plan
10.7    Executive  Long  Term  Disability  Plan
10.8    Financial  Planning  Plan
10.9    Executive  Group  Personal  Excess  Liability  Insurance Plan
10.10   Executive  Retiree  Life  Plan
10.11   Supplemental  Executive  Retirement  Plan
10.12   Form of Retention Letter
10.13 Debt Assignment, Assumption and Release Agreement by and among Ralston Purina Co., Energizer Holdings, Inc. and Bank One, N.A.
10.14   364-Day Credit Agreement between Ralston Purina Company and
        Bank One, N.A.
10.15   5-Year Revolving Credit Agreement between Ralston Purina
        Company and Bank One, N.A.
10.16   Energizer Holdings, Inc. Private Placement Note Purchase
        Agreement
10.17   Asset Securitization Receivable Purchase Agreement
        between Energizer Holdings, Inc., Falcon Asset Securitization Corporation and Bank One, NA
10.18   Bridge Loan Agreement No. 1
10.19   Bridge Loan Agreement No. 2
21      List  of  Energizer  Subsidiaries
27      Financial  Data  Schedule


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Post-Effective Amendment No. 1 to Form 10 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ENERGIZER  HOLDINGS,  INC.


                                  By:/s/ Daniel E. Corbin, Jr.
                                     Daniel  E.  Corbin,  Jr.
                                     Executive  Vice  President,
                                     Finance  and  Control
                                     Energizer  Holdings,  Inc.



April 19, 2000